UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20548


                                   FORM 8-K/A

                                (Amendment No. 1)


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 9, 2006


                          RIDGEWOOD ENERGY O FUND, LLC
             (Exact name of registrant as specified on its charter)


        Delaware                   000-51924                   76-0774429
(State of Incorporation)          (Commission                (IRS Employer
                                  File Number)                 ID Number)


                   Registrant's address and telephone number:
                  1314 King Street, Wilmington, Delaware 19801
                                 (302) 888-7444


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                EXPLANATORY NOTE


         This Amendment No. 1 on Form 8-K/A (the "Form 8-K/A") to the Ridgewood Energy O Fund, LLC Form 8-K originally filed with the Securities and Exchange Commission on August 15, 2006 (the "Form 8-K") is being filed to (i) expand the disclosure to more fully describe the nature of the costs which were erroneously expensed rather than capitalized, and (ii) quantify and more fully describe the facts and circumstances regarding the statements contained in the Form 8-K that "an offsetting entry will be made to unproved properties and due to operators for liabilities recorded incorrectly and identified as such subsequent to year end." Both of these items arise out of the same incorrect identification of certain costs as expenses in the Fund's 2005 year-end financial statements.


Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review


         On August 9, 2006, the Ridgewood Energy O Fund, LLC (the "Fund") concluded that the Fund's financial statements as of and for the period from inception to December 31, 2005 (the "2005 Financial Statements") included in the Fund's Form 10 filed with the Securities and Exchange Commission on April 21, 2006 (the "Form 10") should no longer be relied upon and should be restated because of errors in such financial statements that have been detected by management of the Fund.


         Correction of the errors in the 2005 Financial Statements result from the following matters:


         The Fund estimates net loss as reported on the Fund's statement of income (loss) for the period ended December 31, 2005 was overstated in total by approximately $1.1 million.

         The Fund recorded approximately $700,000 of expenditures that should have been capitalized as unproved properties. The costs were incorrectly recorded as lease operating expenses whereas they represent hurricane recovery costs that should have been capitalized as intangible drilling costs. This correction will decrease operating expenses in the Fund's statement of income
(loss) and increase the amount of unproved properties on the Fund's balance sheet as of December 31, 2005 by approximately $700,000. In addition, the Fund identified drilling costs that should have been recorded in the balance of unproved properties that were not recorded as of December 31, 2005. The Fund will record an increase to unproved properties and an increase to due to operators on the Fund's balance sheet as of December 31, 2005 by approximately $1.3 million.

         In addition, in the 2005 Financial Statements, the Fund recorded approximately $400,000 of other comprehensive income from US treasury notes as an unrealized gain on available for sale marketable securities, which should have been recorded as interest income. This change will (i) increase the amount of interest income by approximately $400,000, (ii) will reduce unrealized gain on marketable securities by approximately $400,000, and (iii) reduce net loss by approximately $400,000 as reported on the Fund's statement of income (loss) for the period ended December 31, 2005.


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         The above amounts represent management's estimates of the changes in the 2005 Financial Statements at this date and are subject to change based upon further investigation.

         Perelson Wiener, LLP, the Fund's former independent registered public accounting firm, which provided the independent audit opinion relating to the 2005 Financial Statements, has been provided with a copy of this disclosure in advance of this filing.

         Management of the Fund has discussed with Deloitte & Touche LLP, the Fund's independent registered public accounting firm, the matters disclosed pursuant to Item 4.02(a) of Form 8-K.

         The Fund will file an amended Form 10 as soon as practicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         RIDGEWOOD ENERGY O FUND, LLC


Date: August 23, 2006                    By:   /s/   Kathleen P. McSherry
                                               ---------------------------------
                                                     Kathleen P. McSherry
                                                     Senior Vice President and
                                                     Chief Financial Officer



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